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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2001


                        Eagle Family Foods Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)
                  333-50305                    13-3983598
          (Commission File Number) (I.R.S. Employer Identification No.)


                            Eagle Family Foods, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)
                333-50305-01                   13-3982757
          (Commission File Number) (I.R.S. Employer Identification No.)

                 735 Taylor Road, Suite 100, Gahanna, Ohio 43230
                    (Address of principal executive offices)

       Registrants' telephone number, including area code: (614) 501-4200



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Item 2. Acquisition or Disposition of Assets.

     The Registrants entered into an Asset Purchase Agreement, dated as of August 13, 2001, with Mott's Inc. and Cadbury Beverages Delaware, Inc., for the sale of the ReaLemon and ReaLime brands and related assets for $128,425,000.00 (subject to an inventory adjustment as provided therein). The Asset Purchase Agreement was negotiated on an arm's length basis among the parties thereto. There is no material relationship between Mott's Inc. or Cadbury Beverages Delaware, Inc. and the Registrants or any of the affiliates, directors or officers of the Registrants. On September 19, 2001, the asset sale was consummated and the purchase price was paid.

     The Registrants used approximately $118,000,000.00 of the proceeds from the asset sale to repay outstanding senior term loan indebtedness.

Item 7. Financial Statements and Exhibits.

     (b) Pro forma financial information.

     The required pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but not later than December 3, 2001.

     (c) Exhibits.

     2.1 Asset Purchase Agreement, dated as of August 13, 2001, among the Registrants, Mott's Inc. and Cadbury Beverages Delaware, Inc.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: October 3, 2001

                                        EAGLE FAMILY FOODS HOLDINGS, INC.
                                        EAGLE FAMILY FOODS, INC.

                                        By: /s/ Craig A. Steinke
                                            ------------------------------
                                            Name:  Craig A. Steinke
                                            Title: President, Chief Executive
                                                   Officer and Chief Financial
                                                   Officer


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